EXHIBIT 10.18

                                 DECLARATION OF
                                  GARY C. LEWIS

      I, Gary C. Lewis, 4423 South 1800 West Roy, Utah 84047, being first duly sworn upon my oath, do declare that Lighten Up Enterprises International, Inc. has been indebted to me under a series of promissory notes which were aggregated into a single note dated December 31, 2004 in the face amount of $41,152, bearing interest at the rate of 7% per annum which is due and payable on May 31, 2006. I have delivered that note, marked "Paid In Full", to Mary E. Ross, president of the corporation, and hereby declare that all indebtedness owed to me thereunder has been forgiven and cancelled and is now null and void in all respects. Lighten Up Enterprises International, Inc. is not presently indebted to me in any sums whatsoever.

         Dated this _6th__ day of April, 2005.



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                Gary C. Lewis

         Subscribed and sworn to before me this ____ day of April, 2005.



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                Notary Public